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                                                                     EXHIBIT 5.1

                   [Wright, Lindsey & Jennings LLP Letterhead]


                                  June 25, 2001



Pet Quarters, Inc.
720 East Front Street
Lonoke, Arkansas  72086

RE:      Registration Statement on Form S-8 regarding
         Employee Equity Participation Incentive Plan

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Ladies and Gentlemen:

         We have acted as counsel to Pet Quarters, Inc., an Arkansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of up to 2,500,000 shares (the "Shares") of the Company's common stock, $0.001 par value per share, to be issued pursuant to the Pet Quarters, Inc. Employee Equity Participation Incentive Plan (the "Plan").

         In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Articles of Incorporation of the Company, (b) the Bylaws of the Company, and (c) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that (i) the Shares will be issued against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof, which will be no less than the par value thereof, and (ii) the Shares will be issued in compliance with applicable federal and state securities laws.

         Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We are expressing these opinions as members of the Bar of the State of Arkansas and express no opinion as to any other law.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ WRIGHT, LINDSEY & JENNINGS LLP

                                              WRIGHT, LINDSEY & JENNINGS LLP